SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       First Niagara Financial Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514

                                 March 28, 2001

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of First Niagara Financial Group, Inc. (the "Company"). Our Annual Meeting will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on Tuesday, May 1, 2001 at 10:00 a.m.

      The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to questions that stockholders may have. Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company.

      The business to be conducted at the Annual Meeting consists of the election of three directors, and the ratification of the appointment of independent auditors for the year ending December 31, 2001. In addition, a stockholder proposal has been submitted for consideration by stockholders. The Board of Directors of the Company unanimously recommends a vote "FOR" the election of directors, and "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditors. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "AGAINST" the stockholder proposal.

      On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

                                          Sincerely,


                                          William E. Swan
                                          Chairman, President and
                                          Chief Executive Officer

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514
                                 (716) 625-7500

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held On May 1, 2001

      Notice is hereby given that the Annual Meeting of Stockholders of First Niagara Financial Group, Inc. (the "Company") will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on May 1, 2001 at 10:00 a.m., Eastern Daylight Time.

      A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

      The Annual Meeting is for the purpose of considering and acting upon:

      1.    The election of three directors;

      2. The ratification of the appointment of KPMG LLP as independent auditors for the Company for the year ending December 31, 2001;

      3. A stockholder proposal to take whatever actions are necessary to enhance stockholder value; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

      Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Stockholders of record at the close of business on March 19, 2001, are the stockholders entitled to vote at the Annual Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 6950 South Transit Road, Lockport, New York, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

      EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                          By Order of the Board of Directors


March 28, 2001                            Robert N. Murphy
Lockport, New York                        Corporate Secretary

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IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                       First Niagara Financial Group, Inc.
                             6950 South Transit Road
                                  P.O. Box 514
                          Lockport, New York 14095-0514
                                 (716) 625-7500

                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 1, 2001

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of First Niagara Financial Group, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York, on May 1, 2001, at 10:00 a.m., Eastern Daylight Time, and all adjournments of the Annual Meeting. First Niagara Financial Group, Inc. is the holding company of three community banks, First Niagara Bank, Cayuga Bank and Cortland Savings Bank. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 2, 2001.

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                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

      Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "FOR" Proposal 1 and Proposal 2, and "AGAINST" Proposal 3 set forth in this proxy statement for consideration at the Annual Meeting.

      A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

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                                VOTING SECURITIES
--------------------------------------------------------------------------------

      Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock") as of the close of business on March 19, 2001 (the "Record Date") are entitled to one vote for each share then held, except as described below. As of the Record Date, the Company had 25,547,100 shares of Common Stock issued and outstanding (exclusive of Treasury shares). The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented, at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      In accordance with the provisions of the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 5% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board to implement and apply the Limit. This Limit does not apply to shares of Common Stock held by First Niagara Financial Group, MHC.

--------------------------------------------------------------------------------
                 VOTING PROCEDURES AND METHOD OF COUNTING VOTES
--------------------------------------------------------------------------------

      As to the election of Directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the three nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

      As to the ratification of KPMG LLP as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked "ABSTAIN."

      As to the approval of the stockholder proposal, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the approval of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked "ABSTAIN".

      Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board.

--------------------------------------------------------------------------------
                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

      Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the March 19, 2001, the shares of Common Stock beneficially owned by persons who beneficially own more than five percent of the Company's outstanding shares of Common Stock, including shares owned by First Niagara Financial Group, MHC and its directors and executive officers.

                                            Amount of Shares
                                            Owned and Nature   Percent of Shares
   Name and Address of                       of Beneficial      of Common Stock
    Beneficial Owners                           Ownership          Outstanding
   -------------------                      ----------------   -----------------

First Niagara Financial Group, MHC             15,849,650             62.1%
6950 S. Transit Road
Lockport, New York 14094

First Niagara Financial Group, MHC             16,719,780             65.4%
  and all Directors and Executive Officers as a Group (16 persons)(1)

-----------------
      (1) The Company's executive officers and directors are also executive officers and directors of the Mutual Holding Company.

--------------------------------------------------------------------------------
                       PROPOSAL I - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

      The Company's Board of Directors consists of eleven members. The Company's Bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify. Three Directors will be elected at the Company's Annual Meeting of Stockholders to serve for a three-year period and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated Messrs. Assad, Kaufman, and Swan for election as Directors.

      The following table sets forth certain information, as of March 19, 2001, regarding the Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

                                                                                              Shares
                              Position(s) Held With               Director    Expiration    Beneficially     Percent of
     Name                          the Company          Age       Since(1)      of Term       Owned(2)          Class
-------------------           ---------------------     ---       --------    ----------    ------------     ----------
                                                        NOMINEES

Gordon P. Assad                       Director           52        1995          2004          30,575(3)           *
Harvey D. Kaufman                     Director           65        2000(4)       2004          10,000              *
William E. Swan              Chairman, President and     53        1996          2004         218,389(5)           *
                             Chief Executive Officer

                                              DIRECTORS CONTINUING IN OFFICE

John J. Bisgrove, Jr.                 Director           61        2000(6)       2002              --              *
James W. Currie                       Director           59        1987          2002          64,275(3)           *
B. Thomas Mancuso                     Director           45        1990          2002          31,445(3)           *
Robert G. Weber                       Director           63        1996          2002          48,375(3)           *
Christa R. Caldwell                   Director           66        1986          2003          35,275(3)           *
Gary B. Fitch                         Director           65        1981          2003          26,275(3)           *
Daniel W. Judge                       Director           58        1992          2003          44,275(3)           *
James Miklinski                       Director           57        1996          2003          50,825(3)           *

                                         EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Paul J. Kolkmeyer             Executive Vice President   48        N/A           N/A          126,105(7)           *
Kathleen P. Monti             Executive Vice President   52        N/A           N/A           79,847(8)           *
G. Gary Berner                Executive Vice President   53        N/A           N/A           76,606(9)           *
Frank J. Polino                Senior Vice President     42        N/A           N/A            6,363(10)          *
Daniel A. Dintino, Jr.         Senior Vice President     38        N/A           N/A           21,500(11)          *
All directors and executive
officers as a group (16 persons)          --             --         --            --          870,130(12)(13)   3.41%

----------
*     Less than 1%
(1) Reflects initial appointment to the Board of Directors of First Niagara Bank or its predecessors, except as otherwise indicated.
(2) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.
(3) Includes 13,400 shares subject to options granted to each outside director, which options are currently exercisable. Also includes 10,875 shares granted to each outside director under the RRP which are subject to future vesting, but as to which voting may currently be directed.
(4) Mr. Kaufman was appointed to the Board in accordance with the agreement and plan of merger between the Company and CNY Financial Corporation. Mr. Kaufman also serves as a director of Cortland Savings Bank, a subsidiary of the Company.
(5) Includes 89,400 shares subject to options which are currently exercisable and 64,000 shares granted under the RRP which are subject to future vesting, but as to which voting may currently be directed.
(6) Mr. Bisgrove was appointed to the Board in accordance with the agreement and plan of merger between the Company and Iroquois Bancorp, Inc. Mr. Bisgrove also serves as a director of Cayuga Bank, a subsidiary of the Company.
(7) Includes 44,600 shares subject to options which are currently exercisable, and 32,000 shares granted under the RRP which are subject to future vesting, but as to which voting may currently be directed.
(8) Includes 32,000 shares subject to options which are currently exercisable, and 22,800 shares granted under the RRP which are subject to future vesting, but as to which voting may currently be directed.
(9) Includes 30,300 shares subject to options which are currently exercisable, and 21,500 shares granted under the RRP which are subject to future vesting, but as to which voting may currently be directed.
(10)  Includes 1,650 shares subject to options which are currently exercisable.
(11) Includes 20,000 shares granted under the RRP which are subject to future vesting, but as to which voting may currently be directed.
(12) Includes 309,150 shares subject to options which are currently exercisable.
(13) Includes 8,373 shares of Common Stock allocated to the accounts of executive officers under the ESOP and excludes the remaining 1,070,749 shares of Common Stock, or 4.2% of the shares of common stock outstanding, owned by the ESOP for the benefit of the employees. The ESOP Committee administers the ESOP. Under the terms of the ESOP, shares of Common Stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustees in the manner calculated to most accurately reflect the instructions they have received from the participants regarding the allocated shares, unless their fiduciary duties require otherwise.

      The business experience for the past five years of each of the Company's directors and executive officers is as follows:

      Gordon P. Assad is the President and Chief Executive Officer of Erie & Niagara Insurance Association and has served in that position since 1972.

      John J. Bisgrove, Jr. is retired and was the President of Red Star Express Lines.

      Christa R. Caldwell is retired and was the director of the Lockport Public Library from 1967 to 1996.

      James W. Currie is the President of Ag Pak, Inc., a manufacturer of produce packaging machines, and has served in that position since 1974.

      Gary B. Fitch is the Owner-Manager of Ontario Orchards, Inc., and has served in that position since 1976. Mr. Fitch also serves as the Executive Secretary of Agricultural Affiliates, Inc. and has served in that position since 1991.

      Daniel W. Judge is the President of Dansam, Inc., a business management services firm. He has been in that position since 1990. He is also Vice President of CBY.com, LLC, an online marketplace for cooperatives.

      Harvey D. Kaufman is retired and was the Superintendent for the Cortland City School District.

      B. Thomas Mancuso is the President of Joseph L. Mancuso & Sons, Inc., a real estate development company.

      James Miklinski is the General Manager of Niagara Milk Cooperative, and has served in that position since 1990.

      William E. Swan has served as President and Chief Executive Officer since July 1989. In January 2001, Mr. Swan was also appointed Chairman of the Board.

      Robert G. Weber is a retired Buffalo Office Managing Partner of KPMG LLP where he served from 1959 to 1995.

      Executive Officers Who Are Not Directors

      Paul J. Kolkmeyer was elected Executive Vice President and Chief Banking Officer in February 2001. He served as Executive Vice President and Chief Operating Officer from May 2000 until February 2001. From 1995 to 2000, he served as Executive Vice President and Chief Financial Officer of First Niagara Bank.

      Kathleen P. Monti was elected Executive Vice President and Chief Administrative Officer in February 2001. Since 1999, she served as Executive Vice President of Human Resources and Administration of First Niagara Bank. From 1995 to 1999 Ms. Monti served as Senior Vice President of Human Resources.

      G. Gary Berner was elected Executive Vice President and Chief Lending Officer in February 2001. Prior to that, he served as Senior Vice President and Chief Lending Officer of First Niagara Bank since 1992.

      Frank J. Polino was elected Senior Vice President and Chief Information Officer in February 2001. Mr. Polino joined First Niagara Bank in March 1999 as the Vice President of Information Technology. Prior to joining the Company, he was a Business Development Manager for IKON Technology Services, Inc. and Unisys Corporation.

      Daniel A. Dintino, Jr. has served as Senior Vice President and Chief Financial Officer since October 2000. From 1999 to October 2000, he was Senior Vice President - Performance Management at HSBC Bank. Prior to 1999, he served as Senior Vice President - Mortgage Operations at HSBC Bank.

Meetings of the Board and Committees of the Board

      The Board of Directors of the Company meets quarterly, or more often as may be necessary. The Board of Directors of the Company has an executive committee, an audit committee, a compensation committee and a governance committee, formerly the nominating committee.

      The Board of Directors of the Company met six times during 2000. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of committee meetings on which he or she served during 2000, including Board and committee meetings of any subsidiary bank in which he or she served.

      The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of First Niagara Financial Group, subject at all times to the direction of the Board of Directors. The Executive Committee met ten times in 2000. Messrs. Weber (Chairman), Assad, Judge, Miklinski and Swan comprise the current membership of the Executive Committee.

      The Audit Committee meets at least quarterly to examine and approve the Company's audit report, to review and recommend the appointment of independent auditors, to review the internal audit function and internal accounting controls, to review and approve audit policies and any other matters as deemed appropriate. The Audit Committee met four times in 2000. Messrs. Currie, Bisgrove, Fitch, Kaufman and Weber comprise the current membership of the Audit Committee.

      The Compensation Committee reviews and administers compensation, officer promotions, benefits and other matters of personnel policy and practice. The Compensation Committee met thirteen times during 2000. Messrs. Assad, Mancuso, Judge and Weber comprise the current membership of the Compensation Committee.

      The Governance Committee was formed for the purpose of identifying, evaluating and recommending potential candidates for election to the Board. During 2000, the Governance Committee met three times. In 2001, the responsibilities of the Governance Committee were expanded to include reviewing the effectiveness of board meetings and board committees and to establish and review board governance guidelines. Messrs. Miklinski, Judge, Swan and Weber and Ms. Caldwell currently serve as the members of the Governance Committee.

Audit Committee Report

      In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in the proxy statement. Each member of the Audit Committee satisfies the definition of independent director as established by the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee, which is attached to this proxy statement as Appendix A.

      As part of its ongoing activities, the Audit Committee has:

            o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000;

            o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

            o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and be filed with the SEC.

      This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        The Audit Committee

            James W. Currie               John J. Bisgrove, Jr.
            Gary B. Fitch                 Harvey D. Kaufman
                         Robert G. Weber

Compensation of Directors

      Fees. Directors of the Company receive a retainer fee of $8,000 ($10,000 for the Chairman of the Executive Committee), plus a fee of $700 per board meeting attended and $400 per committee meeting attended. Directors who are also employees do not receive board fees.

      Deferred Fees Plan. The Directors' Deferred Fees Plan ("Deferred Fee Plan") is a non-qualified deferred compensation plan into which a director can defer up to 100% of his or her board retainer and fees earned during the calendar year. All amounts deferred by a Director are fully vested at all times. Amounts credited to a deferred fee account are invested in equity securities, fixed income securities, money market accounts, and cash, at the sole discretion of the Company. Upon cessation of a Director's service with the Company, the Company will pay the director the amounts credited to his or her account. The amounts will be paid in a number of substantially equal annual installments, as selected by the Director at the time the deferral is made.

      If the Director dies before all payments have been made, the remaining payments will be made to the Director's designated beneficiary. In the event of the Director's death prior to commencement of benefits, the Company shall pay the director's beneficiary the amounts credited to the benefit of the Director under the Deferred Fee Plan, in a single lump sum payment or in a number of substantially equal annual installments as elected by the Director at the time the election to defer was made. In the event of an unforeseeable emergency that will result in a severe financial hardship, the Director may request a distribution of all or part of his or her benefits or may request an acceleration of benefits that are being paid, as applicable.

      Stock Option Plan and Recognition and Retention Plan. Directors are eligible to participate in the 1999 Stock Option Plan and the 1999 Recognition and Retention Plan ("RRP"). On May 22, 2000, each Outside Director of the Company was granted a non-qualified stock option to purchase 12,400 shares of Common Stock. These options are scheduled to vest at the rate of 20% per year over a five-year period and will become immediately exercisable upon the director's death or disability. Similarly, on May 22, 2000, restricted stock awards were granted to each director with respect to 4,175 shares of Common Stock. These awards are also scheduled to vest in 20% increments over a five-year period beginning on May 22, 2001, with accelerated vesting to occur in the event of the director's death or disability.

Executive Compensation

      The following table sets forth for the three years ended December 31, 2000, 1999 and 1998, certain information as to the total remuneration paid by the Company to the Chief Executive Officer as well as the executive officers other than the Chief Executive Officer who received total annual compensation in excess of $100,000 (the "Named Executive Officers").

                             Annual Compensation                                      Long-Term Compensation
-------------------------------------------------------------  ---------------------------------------------------------------------
                                                                           Awards                         Payouts
                                                               ---------------------------   ---------------------------------------
                               Year                                 Other       Restricted
         Name and              Ended                               Annual          Stock      Options/     LTIP         All Other
    Principal Position         12/31      Salary     Bonus(1)  Compensation(2)   Awards(3)     SARS(#)    Payouts    Compensation(4)
------------------------    ----------  ---------   ---------  --------------   ----------   ----------  ---------   ---------------
William E. Swan               2000       $343,212    $116,102   $        --      $253,750       83,000    $     --       $24,332
Chairman, President and       1999        329,002     133,575            --       483,750      182,000          --        87,167
 Chief Executive Officer      1998        317,001      87,452            --            --           --          --        82,242

Paul J. Kolkmeyer             2000        201,059      62,925            --       126,875       41,000          --        17,086
Executive Vice President      1999        165,369      55,961            --       241,875       91,000          --        44,613
                              1998        157,963      68,167            --            --           --          --        41,811

Kathleen P. Monti             2000        139,797      45,162            --        90,625       30,000          --        25,899
Executive Vice President      1999        125,674      34,438            --       172,000       65,000          --        36,506
                              1998        115,753      27,404            --            --           --          --        34,904

G. Gary Berner                2000        152,109      39,193            --        86,094       28,000          --        28,863
Executive Vice President      1999        144,809      39,678            --       161,250       61,750          --        44,256
                              1998        138,750      33,148            --            --           --          --        42,275

Diane Allegro(5)              2000        119,108          --            --        77,031       25,000          --         5,943
Senior Vice President         1999        111,877      30,634            --       150,500       55,250          --         5,478
                              1998        106,859      32,527            --            --           --          --         1,865

----------
(1) Includes payments under the Management Incentive Program and other discretionary payments.
(2) Certain members of senior management are provided with the use of an automobile, club membership dues, and certain other personal benefits. The aggregate value of such personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.
(3) Amounts reported in this column represent the fair value of the restricted stock awards at the date of the award. Awards granted vest over a five year period. Dividends paid with respect to all shares awarded are paid to the recipient of the award. At December 31, 2000, an aggregate of 288,750 shares of restricted stock awards were held by directors and executive officers which had a market value of $3,121,388
(4) Includes the following: contributions pursuant to the 401(k) Plan of $5,100, $3,421, $5,100, $5,053 and $4,374 with respect to Messrs. Swan,
      Kolkmeyer and Berner and Ms. Monti and Allegro, respectively; split dollar life insurance premiums of $14,750, $9,875, $19,875, and $19,875 with respect to Messrs. Swan, Kolkmeyer and Berner and Ms. Monti; income imputed on group term life insurance in excess of $50,000 per employee of $1,011, $430, $422, $371 and $$329 with respect to Messrs. Swan, Kolkmeyer and Berner, and Ms. Monti and Allegro; and $3,471, $3,360, $3,466, $600 and $1,239 for Messrs. Swan, Kolkmeyer and Berner and Ms. Monti and Allegro, respectively, relating to medical insurance premiums.
(5)   Ms. Allegro left the Company's employ effective February 2001.

Report of the Compensation Committee on Executive Compensation

      Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals.

      The Compensation Committee annually reviews and recommends changes to the compensation levels of the executive officers to the Board of Directors. It is intended that the executive compensation program will enable the Company to attract, develop and retain strong executive officers who are capable of maximizing the Company's performance for the benefit of the stockholders. The Committee has adopted a compensation strategy that seeks to provide competitive compensation strongly aligned with the financial and stock performance of the Company. The compensation program has three key elements: base salary, annual incentives and long-term incentives.

      In 2000, an independent review of the competitiveness of the total compensation of the executive group was conducted by a nationally recognized compensation consulting firm. Compensation levels were compared to other comparably sized national and regional community banks. The review determined that base salaries and the combination of base salaries and cash incentives approximated median levels provided by similarly situated community banking companies.

      Base salary and changes to base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, contribution to the long-term goals of the Company, and recent results. Each of the Named Executive Officers is a party to an employment agreement providing for a minimum base salary, which may be increased, but not decreased. Payouts under the annual incentive plan (the management incentive plan, or "MIP") are determined by return on equity performance relative to other similarly situated companies. Individual payouts are a function of the Company's financial performance and the performance of the individual executive. The Committee believes that this funding formula provides a direct link between financial performance and actual compensation. The range in incentive opportunities under the MIP for executives and all other officers reflect opportunities that approximate the median of those provided for similar positions by similarly situated community banks.

      On May 18, 1999, the Company's stockholders adopted the Stock Option Plan and Recognition and Retention Plan for outside directors, executives and other employees. Awards of stock options and restricted stock were made to executive officers during 2000. The options are exercisable and the shares vest at the rate of 20% per year over a five-year period. The Committee believes that long-term incentives are the most effective way of aligning executive rewards with the creation of value for the stockholders through stock appreciation. Stock options and restricted stock awards were allocated by the Committee based upon the executive officer's level of responsibility and contributions to the Company. Future awards will be dependent on the Company and individual performance, as well as competitive market conditions.

      In making determinations as to Mr. Swan's compensation, the Committee is operating under the terms of the previously disclosed employment agreement between Mr. Swan and the Company. Mr. Swan's base salary was increased to $345,000 in 2000 and he was provided a cash bonus of $116,102, under the terms of the MIP. During fiscal 2000, and as identified in the Summary Compensation Table, Mr. Swan was granted 83,000 stock options and 28,000 restricted shares under the Recognition and Retention Plan. The Compensation Committee determined these awards based on: a study of other comparable institutions, its philosophy on the importance of emphasizing equity participation, and its evaluation of the CEO's long-term contribution to the Company's performance. The Committee took these actions to recognize the CEO's accomplishments in successfully building an institution and management team capable of leading a public company and his ability to manage the ongoing transition and future direction of the Company.


                           The Compensation Committee

                  Gordon P. Assad          B. Thomas Mancuso
                  Daniel W. Judge          Robert G. Weber

Stock Performance Graph

      Set forth hereunder is a stock performance graph comparing (a) the cumulative total return on the Common Stock for the period beginning with the last trade of the Company's stock on April 20, 1998, as reported by the Nasdaq National Market, through December 31, 2000, (b) the cumulative total return on stocks included in the Nasdaq Composite Index over such period, and (c) the cumulative total return of publicly traded thrifts or thrift holding companies in the mutual holding company structure over such period. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars based on an assumed investment of $100.

                             Stock Price Performance
                April 20, 1998 (Inception) -- December 31, 2000

                                 [GRAPH OMITTED]

Employment Agreements

      The Company has entered into employment agreements with each of Messrs. Swan, Kolkmeyer and Berner and Ms. Monti. The employment agreements have terms ranging from twenty-four to thirty-six months. On each anniversary date, an employment agreement may be extended for an additional twenty-four months, so that the remaining term shall be from twenty-four to thirty-six months. If the agreement is not renewed, the agreement will expire at the end of its term. Under the employment agreements, the 2001 base salary for Messrs. Swan, Kolkmeyer and Berner and for Ms. Monti is $345,000, $215,000, $168,000, and $151,000, respectively. The base salary may be increased but not decreased. The employment agreements also provide that the executive is entitled to participate in an equitable manner with other executive officers in discretionary bonuses declared by the Board. In addition to base salary and bonus, the employment agreements provide for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreements provide for termination by the Company for cause at any time. In the event the Company involuntarily terminates the executive's employment for reasons other than for cause, the executive, or in the event of death, his or her beneficiary would be entitled to severance pay in an amount equal to three times base salary (in the case of Messrs. Swan and Kolkmeyer), or two times base salary (in the case of Mr. Berner and Ms. Monti). For these purposes, involuntary termination includes a constructive termination where the Company
(i) fails to appoint or reappoint the executive to his or her present position,
(ii) materially changes the executive's functions, duties or responsibilities, which change would cause the executive's position to become one of lesser responsibility, importance or scope, (iii) relocates the executive's place of employment by more than 100 miles, (iv) liquidates or dissolves other than in connection with a reorganization that does not affect the executive's status, or
(v) breaches the employment agreement. The Company will also continue the executive's health coverage through the remaining term of the employment agreement. In the event the payments to the executive would include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

      In the event of an executive's death while employed during the term of an employment agreement, the Company will pay the executive's estate the executive's salary through the end of the calendar month in which the executive dies. If the executive becomes disabled (as defined in the Company's disability plan), the employment agreement will remain in effect through the term of the agreement, except that the executive's salary payments will be reduced by any disability insurance payments made to the executive.

Deferred Compensation Plan

      The Company has a deferred compensation plan for the benefit of certain senior executives that it has designated to participate in the plan. Under the Plan, the Company annually credits an executive's deferred compensation account with an amount determined in the sole discretion of the Board. The amounts credited to the executive's deferred compensation account are annually credited with earnings, at a rate determined in the sole discretion of the Board. An executive will vest in amounts credited to his account at the rate of 20% per year, beginning in the sixth year of participation until the executive is fully vested after 10 years of participation. For these purposes, an executive's years of participation will be equal to the executive's number of whole years of employment with the Company measured from the date that an executive becomes a participant under the Plan. Notwithstanding the above, an executive shall be fully vested in his deferred compensation account upon attaining age 60 with five years of participation or in the event of a change in control of the Company. Benefits are payable to the executive in fifteen substantially equal annual payments commencing (i) 30 days after the executive has attained age 60, or (ii) 30 days after the executive terminates employment, if after age 60, or due to disability. In the event of the executive's death after benefits commence, the Company will pay the remaining benefits to the executive's beneficiary over the remainder of the payment term. In the event of the executive's death after termination of employment but prior to commencement of benefit payments, the Company will pay the executive's benefit to the executive's beneficiary in fifteen substantially equal annual payments commencing within 30 days of the executive's death. In the event of the executive's death prior to termination of employment, the executive will forfeit all benefits under the Plan. In the event of an unforeseeable emergency which will result in a severe financial hardship, the executive may request a distribution of all or part of his benefits or may request an acceleration of benefits that are being paid to him, as applicable.

      Messrs. Swan, Kolkmeyer, and Berner and Ms. Monti are participants in the Non-qualified Plan. For the year ended December 31, 2000, Messrs. Swan, Kolkmeyer, and Berner, and Ms. Monti, had $36,059, $14,508, $15,221 and $11,458,
respectively, credited to their deferred compensation accounts.

Defined Benefit Pension Plan

      The Company maintains a qualified, tax-exempt defined benefit plan ("Retirement Plan"). Employees age 21 or older who have worked at the Company for a period of one year and have been credited with 1,000 or more hours of service with the Company during the year are eligible to accrue benefits under the Retirement Plan, provided, however that leased employees, employees paid on a contract basis, and employees employed off-site in connection with the operation or maintenance of properties acquired through foreclosure or deed are not eligible to participate. The Company contributes each year, if necessary, an amount to the Retirement Plan to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For the plan year ended September 30, 2000, no contribution was required to be made by the Company and the market value of the trust fund equaled approximately $11.8 million.

      In the event of retirement at normal retirement age (i.e., the later of age 65 or the 5th anniversary of participation in the Retirement Plan), the plan is designed to provide a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) a joint and 100% survivor annuity, or an annuity payable for a period certain and life. All forms in which a participant's benefit may be paid will be actuarially equivalent to the single life annuity. The retirement benefit provided is an amount equal to (a) 2% of a participant's average annual earnings multiplied by credited service prior to April 1, 1998 plus (b) 1.25% of a participant's average annual earnings multiplied by the participant's years of credited service thereafter, up to a maximum of 30 years. Retirement benefits are also payable upon retirement due to early and late retirement or death. A reduced benefit is payable upon early retirement at age 60, at or after age 55 and the completion of 20 years of vested service, or after completion of 30 years of vested service. Upon termination of employment other than as specified above, a participant who has five years of vested service after age 18 is eligible to receive his or her accrued benefit commencing, generally, on such participant's normal retirement date.

      The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2000, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

             Final           Years of Service and Benefit Payable at Retirement
            Average          ---------------------------------------------------
         Compensation           15              20            25            30
         ------------        --------       --------       --------     --------

           $ 50,000          $ 13,969       $ 18,969       $ 23,969     $ 28,969
           $ 75,000          $ 20,953       $ 28,453       $ 35,953     $ 43,453
           $100,000          $ 27,938       $ 37,938       $ 47,938     $ 57,938
           $125,000          $ 34,922       $ 47,422       $ 59,922     $ 72,422
           $160,000          $ 44,700       $ 60,700       $ 76,700     $ 92,700
      $170,000 and above     $ 47,494       $ 64,494       $ 81,494     $ 98,494

      As of December 31, 2000, Messrs. Swan, Kolkmeyer, Berner, and Ms. Monti, had 13, 10, 9, and 7 years of credited service (i.e., benefit service) under the Retirement Plan, respectively.

      Stock Benefit Plans. The Board of Directors of the Company has adopted the 1999 Stock Option Plan for directors, officers and employees, which was approved by stockholders at the 1999 Annual Meeting. The Board of Directors has also adopted the 1999 Recognition and Retention Plan for directors, officers and employees, which was approved by stockholders at the 1999 Annual Meeting.

      Set forth below is certain information regarding options granted to Executive Officers during 2000.

===============================================================================================================

                                       OPTION GRANTS IN LAST FISCAL YEAR
===============================================================================================================

                                               Individual Grants
---------------------------------------------------------------------------------------------------------------

                                          Percent of Total
                                         Options Granted to   Exercise or                         Grant Date
      Name            Options Granted   Employees in FY 2000  Base Price    Expiration Date   Present Value (1)
---------------------------------------------------------------------------------------------------------------
William E. Swan            83,000              25.3%            $9.0625         5/22/10           $272,292

Paul J. Kolkmeyer          41,000              12.5%            $9.0625         5/22/10           $134,506

Kathleen P. Monti          30,000               9.2%            $9.0625         5/22/10           $ 98,419

G. Gary Berner             28,000               8.5%            $9.0625         5/22/10           $ 91,858

Diane Allegro (2)          25,000               7.6%            $9.0625         5/22/10           $ 82,016
===============================================================================================================

----------
(1) The grant date present value was derived using the Black-Scholes option pricing model with the following assumptions: volatility of 31.3%; risk free rate of return of 6.65%; dividend yield of 2.46%; and a 7.5 year option life.
(2)   Ms. Allegro left the Company's employ effective February 2001.

      Set forth below is certain information concerning options outstanding to Executive Officers at December 31, 2000. No options were exercised by Executive Officers during 2000.

============================================================================================================
                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                            FISCAL YEAR-END OPTION VALUES
------------------------------------------------------------------------------------------------------------
                                                         Number of                        Value of
                        Shares                           Options at                 In-The-Money Options
                       Acquired                           Year-End                     at Year-End (1)
                         Upon         Value      ----------------------------   ----------------------------
      Name             Exercise     Realized     Exercisable/Unexercisable(#)   Exercisable/Unexercisable($)
------------------------------------------------------------------------------------------------------------
William E. Swan            0       $      --             36,400/228,600                $2,948/$154,464

Paul J. Kolkmeyer          0       $      --             18,200/113,800                $1,474/$76,357

Kathleen P. Monti          0       $      --             13,000/82,000                 $1,053/$55,791

G. Gary Berner             0       $      --             12,350/77,400                 $1,000/$52,126

Diane Allegro (2)          0       $      --             11,050/69,200                 $ 895/$46,547
============================================================================================================

----------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on 12/31/00, at which date the last trade price of the Common Stock as quoted on the NASDAQ National Market was $10.813.
(2)   Ms. Allegro left the Company's employ effective February 2001.

Ownership Reports by Officers and Directors

      The Common Stock of the Company is registered with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The officers and Directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company's review of ownership reports, no officer or director failed to file ownership reports on a timely basis for the year ended December 31, 2000, except as follows: the initial reports of stock ownership on Form 3 for each of Mr. Bisgrove, Kaufman and Dintino, which had no shares to report as owned, were filed late.

Transactions With Certain Related Persons

      Federal law and regulations generally require that all loans or extensions of credit to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, recent regulations now permit executive officers and directors to participate in loan programs that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to directors and executive officers, which loans are on substantially the same terms as those prevailing at the time for comparable transaction with the general public, except as to the interest rate charged, which rate is the same as available to all employees. These loans do not involve more than the normal risk of repayment or present other unfavorable features.

--------------------------------------------------------------------------------
            PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

      The Company's independent auditors for the year ended December 31, 2000 were KPMG LLP. The Board of Directors of the Company has approved the engagement of KPMG LLP to be the Company's auditors for the year ending December 31, 2001, subject to the ratification of the engagement by the Company's stockholders at this Annual Meeting.

      Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during 2000:

      Audit Fees                                      $161,200
      Financial Information Systems
        Design and Implementation Fees                $     --
      All Other Fees                                  $114,500

      The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services rendered, is compatible with maintaining KPMG LLP's independence. The Audit Committee concluded that performing such services does not affect KPMG LLP's independence in performing its function as auditor of the Company.

      A representative of KPMG LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
          RATIFICATION OF KPMG LLP AS AUDITORS FOR THE COMPANY FOR THE
                          EAR ENDING DECEMBER 31, 2001.

--------------------------------------------------------------------------------
                       PROPOSAL III - STOCKHOLDER PROPOSAL
--------------------------------------------------------------------------------

      A stockholder has submitted the following proposal:

      "RESOLVED, that the stockholders assembled in person and by proxy, recommend that the Board of Directors of First Niagara Financial Group, Inc. take whatever actions are necessary to enhance stockholder value. These actions should encourage the stock price to trade at or above the offering price. These actions would include among others: the continuing repurchasing of stock if permitted by law; and the active consideration of a second stage conversion offering if permitted by law.

Supporting Statement

      This resolution and supporting statement were written with the facts available to this writer as of November 16, 2000. On November 16, 2000, the stock closed at $9.00 per share.

      The Company's performance is good but the stock continues to trade below the initial offering price of $10.00 per share. Since the stock was issued in 1998, it has traded below its offering price for substantial parts of 1998, 1999 and 2000.

      The stockholders Return Performance Presentation on page 11 of the proxy statement dated March 27, 1999 shows that $100.00 invested in First Niagara Financial Group, Inc. from April 20, 1998 to December 31, 1999 decreased to $64.07. A similar poor relative price performance is anticipated for the year ended December 31, 2000 if the stock price remains below the December 31, 1999 closing price of $10.25.

      Management should continue to focus its efforts on improved corporate performance. This effort, in addition to active repurchasing stock as permitted by law, should help increase the stock price to or above the offering price. The purchase of only 30,000 treasury shares in the third quarter is inadequate, not a wise use of the Company's excess capital.

      The stock price would also probably increase if management would demonstrate its confidence in their Company by making significant open market purchases of the stock."

      The name and address and the number of shares owned by the stockholder will be provided promptly upon an oral or written request to the Corporate Secretary.

                   -----------------------------------------

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                 "AGAINST" PROPOSAL 3 FOR THE FOLLOWING REASONS:

      Your Company has taken numerous steps since the initial public offering
(IPO) in April 1998 to enhance the value of your investment. We have made three bank and four non-bank, financial services company acquisitions that are designed to strengthen our competitive position, increase our level of non-interest income, and improve our current and future earnings.

      Unfortunately, during much of this period community bank stocks in general have been out of favor on Wall Street, and the trading price of our common stock, like many of our peers, has languished. Recognizing the value inherent in the Company's financial condition, we have been active purchasers of the common stock, pursuant to several, publicly announced stock repurchase programs. Since April 1998, we have repurchased more than 4.1 million shares of common stock at a total expenditure of $43.9 million!

      During the second half of the year 2000, we closed on two bank acquisitions that required in excess of $169 million of funding. Accordingly, our repurchases of common stock have slowed considerably, as capital has been utilized to expand the Company's strategic and competitive positions in the retail banking market.

      We note that since the submission of the stockholder proposal on November 16, 2000, the trading price of the common stock has appreciated by more than 26% (through March 27, 2001). We believe that this, to some degree, reflects the market's appreciation for the steps that your Board and management have taken to enhance stockholder value, including its share repurchase activities. We also recognize that the trading prices for community bank stocks have recovered in general in the most recent period.

      We will continue taking those steps that will enhance value for all stockholders and that will enhance the strategic and operational value of the Company. Although we cannot control trading prices, we are confident that long-term value is being created.

      In conclusion, we do not believe that any valid purpose will be served by voting for this stockholder proposal.

            YOUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
                       "AGAINST" THE STOCKHOLDER PROPOSAL

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

      In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, no later than November 28, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

--------------------------------------------------------------------------------
                   ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
                              AT AN ANNUAL MEETING
--------------------------------------------------------------------------------

      The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

      The date on which next year's annual meeting of stockholders is expected to be held is May 7, 2002. Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next Annual Meeting must be given to the Company by February 6, 2002. If notice is received after February 6, 2002, it will be considered untimely, and the Company will not be required to present the matter at the stockholders meeting.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

      The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

      The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist the Company in the solicitation of proxies for the Annual Meeting, for a fee of $4,500, plus out-of-pocket expenses.

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO DANIEL J. DINTINO, JR., SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 6950 SOUTH TRANSIT ROAD, P.O. BOX 514, LOCKPORT, NEW YORK, 14095-0514 OR CALL (716) 625-7643.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Robert N. Murphy
                                              Corporate Secretary

Lockport, New York
March 28, 2001

FIRST NIAGARA FINANCIAL GROUP, INC.                                   Appendix A
AUDIT COMMITTEE CHARTER

--------------------------------------------------------------------------------

I.    PURPOSE

The primary function of the Audit Committee (the Committee) is to assist the Board of Directors (the Board) in fulfilling its oversight responsibilities of First Niagara Financial Group, Inc. and subsidiaries (collectively, the Company) by reviewing:

      o Financial reports and other financial information provided by the Company to any governmental body or the public;

      o The Company's systems of internal controls regarding asset/liability management, lending, finance, deposit services, legal compliance and ethics; and

      o The Company's auditing, accounting and financial reporting processes.

Consistent with this function, the Committee should encourage continuous improvement of, and foster adherence to, the Company's policies, procedures and practices at all levels. More specifically, the Committee's primary duties and responsibilities are to:

      o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

      o Review and appraise the audit efforts of the Company's independent accountants and internal audit department; and

      o Provide an open avenue of communication among the independent accountants, senior management, the internal audit department, and the Board.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

The Committee shall be comprised of four or more directors as determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. Examples of relationships that could interfere with independence include:

      o A director being employed by the Company or any of its affiliates for the current year or any of the past three years;


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November 2000                                                                A-1

FIRST NIAGARA FINANCIAL GROUP, INC.                                   Appendix A
AUDIT COMMITTEE CHARTER

--------------------------------------------------------------------------------

      o A director accepting any compensation from the Company or any of its affiliates other than compensation for Board service;

      o A director being a member of the immediate family of an individual who is employed by the Company or any of its affiliates as an executive officer;

      o A director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than dividends or interest) that are or have been significant to the Company or business organization in any of the past five years; or

      o A director being employed as an executive of another company where any of the Company's executives serves on that company's compensation committee.

A director who has one or more of these relationships may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the

Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

The members of the Committee shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. The chairman of the Audit Committee shall be elected by the full Board of Directors.

III.  MEETINGS

The Committee shall meet at least four times annually or more frequently as circumstances dictate.

The Committee should meet quarterly with management, the independent accountants, and the Internal Auditor in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

The Chairman of the Committee should report quarterly to the Board on significant results of the foregoing activities.


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November 2000                                                                A-2

FIRST NIAGARA FINANCIAL GROUP, INC.                                   Appendix A
AUDIT COMMITTEE CHARTER

--------------------------------------------------------------------------------

IV.   RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties (by major area of oversight responsibility), the Audit Committee shall:

Documents/Reports Review

      o Review the Company's quarterly and annual financial statements with management, the independent accountants, and the internal auditing department;

      o Review reports or other financial information prior to submission to governmental body, or the public, including certification, report, opinion, or review rendered by the independent accountants, as deemed necessary and appropriate;

      o Review with the independent accountants and the Internal Auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

      o Review the internal audit function of the Company, including the independence and authority of its reporting obligations and the annual audit plan. Periodically review the progress of internal audit relating to the audit plan and ensure that necessary adjustments to the audit plan are made as the business of the Company changes throughout the year;

      o Review internal audit reports to management prepared by the internal audit department and management's response;

      o Review and concur in the appointment, replacement, reassignment or dismissal of the Internal Auditor when circumstances warrant; and

      o Review and update this Charter, at least annually, or as conditions dictate.

Independent Accountants

      o Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness;

      o Approve the fees and other compensation to be paid to the independent accountants;

      o On an annual basis, review and discuss with the independent accountants all significant relationships the independent accountants have with the Company to determine independence;


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November 2000                                                                A-3

FIRST NIAGARA FINANCIAL GROUP, INC.                                   Appendix A
AUDIT COMMITTEE CHARTER

--------------------------------------------------------------------------------

Independent Accountants - cont'd

      o Periodically consult with the independent accountants and the internal audit department without the presence of management about internal controls and the completeness and accuracy of the Company's financial statements. The Committee should consider the independent accountant's judgement about the quality and appropriateness of the Company's accounting principles as applied in the Company's financial reporting; and

      o Ensure that the independent accountants are accountable to the Board of Directors and the Committee.

Financial Reporting Process

      o In consultation with the independent accountants and the Internal Auditor, review the integrity of the Company's financial reporting processes, both internal and external. (The review should include the adequacy and effectiveness of the accounting and financial controls of the Company, and should set forth recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable);

      o Inquire of management, the independent accountants, and the Internal Auditor about significant risks or exposures and assess the steps management has taken to minimize such risks;

      o Inquire as to the independent accountants views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles are in accordance with generally accepted accounting principles; and

      o Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management or internal audit.

Process Improvement

      o Establish regular and separate systems of reporting to the Audit Committee by management, the independent accountants and internal audit regarding any significant judgements made in management's preparation of the financial statements and the appropriateness of such judgments;

      o Following completion of the annual audit, review separately with management, the independent accountants and internal audit any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information; and


--------------------------------------------------------------------------------
November 2000                                                                A-4

FIRST NIAGARA FINANCIAL GROUP, INC.                                   Appendix A
AUDIT COMMITTEE CHARTER

--------------------------------------------------------------------------------

Process Improvement - cont'd

      o Review any significant disagreement among management, the independent accountants and internal audit in connection with the preparation of the financial statements.

Ethical and Legal Compliance

      o Review the Company's "Conflict of Interest Code of Conduct" and "Code of Ethics" and ensure that management has established a system to monitor and enforce such codes;

      o Ensure that management has the proper review system in place to assure that the Company's financial statements, reports and other financial information that are disseminated to government organizations and the public satisfy all legal requirements;

      o Review legal and regulatory matters that may have a material impact on the Company's financial statements, related Company compliance policies, and programs and reports received from regulators;

      o Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by internal audit or the independent accountants; and

      o Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.


--------------------------------------------------------------------------------
November 2000                                                                A-5

                                                              Please mark
                                                              your votes as  |X|
                                                              indicated in
                                                              this example

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
        Please complete and date this proxy and return it promptly in the enclosed postage-paid envelope.

        The Board of Directors recommends a vote "FOR" Proposals 1 and 2.


1. The election as a director of the nominees listed below (except as marked to the contrary below) for a three-year term:

      01 Gordon P. Assad       02 Harvey D. Kaufman          03 William E. Swan

                     FOR                              WITHHELD
                     |_|                                 |_|

(INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided below.)

________________________________________________________________________________


2. The ratification of the appointment of KPMG LLP as auditors for the year ending December 31, 2001.

                    FOR              AGAINST           ABSTAIN
                    |_|                |_|               |_|

The Board of Directors recommends a vote "AGAINST" Proposal 3.

3. A shareholder proposal to take whatever actions are necessary to enhance shareholder value.

                    FOR              AGAINST           ABSTAIN
                    |_|                |_|               |_|


I consent to future access of the Annual Reports and Proxy Statements electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time. |_|

                                   Check Box if You Plan to Attend Meeting |_|

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the meeting of stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy statement prior to a vote being taken from a particular proposal at the Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting, and of a Proxy Statement, dated March 20, 2001.

Signature_________________________ Signature______________________ Date_________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

            --------------------------------------------------------
                                    Internet
                        http://www.proxyvoting.com/FNFG

              Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
            --------------------------------------------------------

                                       OR

            --------------------------------------------------------
                                    Telephone
                                 1-800-840-1208

              Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
            --------------------------------------------------------

                                       OR

            --------------------------------------------------------
                                      Mail

                               Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.
            --------------------------------------------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: www.firstniagarafinancial.com

                      FIRST NIAGARA FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 1, 2001

      The undersigned hereby appoints the official proxy committee of the Board of Directors of First Niagara Financial Group, Inc. (the "Company"), with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at Sean Patrick's Banquet Facility, 3480 Millersport Highway, Getzville, New York on May 1, 2001, at 10:00 a.m. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE COMMITTEE IN ITS DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                (Continued, and to be signed, on the other side)

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                             YOUR VOTE IS IMPORTANT!
                       You can vote in one of three ways:

1.    Vote by internet at our Internet Address: http://www.proxyvoting.com/FNFG

                                       or

2.    Call toll free 1-800-840-1208 on a Touch-Tone Telephone.

                                       or

3. By mail - by promptly returning your completed proxy card in the enclosed envelope.

If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer receive the printed materials please provide your consent with your proxy vote.